Filed Pursuant to Rule 424(b)(5)

Registration No. 333-283819

Prospectus Supplement

(To Prospectus Dated February 12, 2025)

Energous Corporation

Up to $80,000,000 of

Common Stock

We have entered into an At-the-Market Offering Agreement, dated June 21, 2024 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to shares of our common stock, par value $0.00001 per share (“common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may from time to time offer and sell shares of our common stock having a maximum aggregate offering price of up to $80,000,000 through Wainwright as our sales agent or principal under this prospectus supplement and the accompanying prospectus.

Sales of the shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by means of transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Stock Market (“Nasdaq”), or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The sales agent will receive from us a cash commission of 3.0% based on the gross sales price per share for any shares sold through the sales agent under the Sales Agreement. See “Plan of Distribution” below for additional information regarding the compensation to be paid to Wainwright. Under the terms of the Sales Agreement, we also may sell shares of our common stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

In connection with the sale of shares of our common stock on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $80,000,000, or (b) the termination by us or Wainwright of the Sales Agreement pursuant to its terms.

The sales agent is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the Sales Agreement and unless otherwise agreed by us and the sales agent, the sales agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the shares of common stock offered as our sales agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “WATT.” On February 12, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.4623 per share.

We are a “smaller reporting company” as defined under Rule 405 of the Securities Act, and as such, we have elected to comply with certain reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 13, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act, utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having a maximum aggregate offering price of up to $80,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our common stock in in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to, the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, describes the specific terms of this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add to or update information contained in the accompanying prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein.

We have not, and the sales agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision

For investors outside of the United States: we have not, and the sales agent has not, done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectuses must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectuses outside of the United States.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or the date of any sale of a security.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our,” and “Energous” refer to Energous Corporation, a Delaware corporation.

On August 15, 2023, we effected a 1-for-20 reverse stock split (the “2023 Reverse Stock Split”) of our issued and outstanding shares of common stock. Unless indicated or the context otherwise requires, all per share amounts and numbers of common stock in this prospectus supplement have been retrospectively adjusted for the 2023 Reverse Stock Split. Documents incorporated by reference into this prospectus supplement and the accompanying prospectus that were filed prior to August 15, 2023, do not give effect to the 2023 Reverse Stock Split.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding proposed business strategy; market opportunities; regulatory approval; expectations for current and potential business relationships; expectations for revenues, liquidity cash flows and financial performance; the anticipated results of our research and development efforts; the timing for receipt of required regulatory approvals and product launches; compliance with Nasdaq listing standards; and the impact of geopolitical, macroeconomic, health and other world events. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements relate to the future and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally outside of our control, so actual results and financial condition may differ materially from those indicated in the forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology; timing of customer implementations of our technology in consumer products; timing and receipt of regulatory approvals in the United States and internationally; our ability to find and maintain development partners; market acceptance of our technology; competition in our industry; our ability to protect our intellectual property; competition; and other risks and uncertainties described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, or in other periodic and current reports we file with the SEC. as well as those discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference herein and therein, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the accompanying prospectus, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes thereto, each included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, which is incorporated by reference herein, our most recent Quarterly Report on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement which is incorporated by reference herein Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Company Overview

We have developed a scalable, over-the-air Wireless Power Network ("WPN") technology that integrates advanced semiconductor chipsets, software controls, hardware designs, and antenna systems to enable radio frequency ("RF")-based charging for Internet of Things ("IoT") devices. Our WPN technology provides a comprehensive suite of capabilities designed to power the next generation of wireless energy networks, seamlessly delivering power and data across diverse, battery-free device ecosystems. This innovation enhances operational visibility, control, and intelligent business automation.

Our solutions support both near-field and at-a-distance wireless charging, supplying power at multiple levels across varying distances. By enabling continuous wireless power transmission, our transmitter and receiver technologies facilitate the use of battery-free IoT devices, transforming asset and inventory tracking across multiple industries. Key applications include retail sensors, electronic shelf labels, asset trackers, air quality monitors, motion detectors, and other smart monitoring solutions

We believe our technology represents a breakthrough in wireless power delivery, offering a differentiated approach to charging IoT devices via RF technology. To date, we have developed and released multiple transmitter and receiver solutions, including prototypes and partner production designs. Our transmitters vary in form factor, power specifications, and operating frequencies, while our receivers are engineered to support a wide range of wireless charging applications across multiple device categories. including:

Device Type	Application
RF Tags	Cold Chain, Asset Tracking, Medical IoT
IoT Sensors	Cold Chain, Logistics, Asset Tracking
Electronic Shelf Labels	Retail and Industrial IoT

The first WPN-enabled end product featuring our technology entered the market in 2019. In the fourth quarter of 2021, we commenced shipments of our first at-a-distance wireless PowerBridge transmitter systems for commercial IoT applications and proof-of-concept deployments. As we continue to innovate our technology applications, we anticipate the release of additional wireless power-enabled products.

Reverse Stock Split

On August 15, 2023, we effected the 2023 Reverse Stock Split. Unless indicated or the context otherwise requires, all per share amounts and numbers of common stock in this prospectus supplement have been retrospectively adjusted for the 2023 Reverse Stock Split. Documents incorporated by reference into this prospectus supplement and the accompanying prospectus that were filed prior to August 15, 2023, do not give effect to the 2023 Reverse Stock Split.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Nasdaq Continued Listing Requirements

On December 4, 2024, we received notice from the staff of the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) indicating we were not in compliance with the minimum stockholders’ equity requirement for continued listing as set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), because our stockholders’ equity of $434,000, as reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, was below the required minimum of $2.5 million, and we did not meet either the alternative compliance standards relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. On January 21, 2025, we were notified by the Staff that we regained compliance with the Stockholders’ Equity Requirement. The Staff noted, however, that we may be subject to future delisting if we fail to evidence compliance with the Stockholders Equity Requirement in our quarterly report for the first quarter of 2025.

In addition, as previously reported, on August 29, 2024, we received a notice from the Staff indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until February 25, 2025, to regain compliance with the Bid Price Rule.

We intend to continue to actively monitor the bid price of shares of our common stock and may, if appropriate, consider implementing available options to regain compliance with the Bid Price Rule, which options may include effecting a reverse stock split, if necessary, to attempt to regain compliance. There can be no assurance that we will be able to regain compliance with the Bid Price Rule or will otherwise be in compliance with other Nasdaq Listing Rules, including the Stockholders’ Equity Requirement. Our failure to regain compliance with any Nasdaq Listing Rule could result in delisting.

For more information, please see our Current Reports on Form 8-K filed with the SEC on December 6, 2024 and January 23, 2025, which are incorporated by reference herein as well as “Risk Factors—Risks Related to this Offering and Our Common Stock —We may not satisfy the Nasdaq Capital Market’s requirements for continued listing of our common stock in the future. If we cannot satisfy these requirements, the Nasdaq Capital Market could delist our common stock” in this prospectus supplement.

Corporate Information

We were incorporated in Delaware in 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

The Offering

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $80,000,000 (not to exceed the number of shares of common stock authorized, unissued and available for issuance).

Common stock outstanding immediately following the offering

Up to 203,232,310 shares, assuming sales of 173,074,804 shares in this offering at an assumed offering price of $0.4623 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on February 12, 2025. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell, if any, from time to time and the prices at which such sales occur, and in no event will the actual number of shares of common stock issued and sold pursuant to the Sales Agreement exceed the number of shares we have available and authorized for issuance under our certificate of incorporation, as the same may be amended and restated from time to time.

Plan of distribution	Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common stock in the United States. The sales agent is not required to sell any certain number of shares or dollar amount of our common stock but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms of the Sales Agreement. We may sell shares of our common stock, if any, to Wainwright as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus or pricing supplement. See “Plan of Distribution” below.

Use of proceeds	We intend to use the net proceeds from this offering for general and administrative expenses and other general corporate purposes, research and product development efforts, potential acquisition of complementary technologies and companies, regulatory activities, business development and support functions. See “Use of Proceeds” below.

Nasdaq Capital Market symbol	WATT

Risk factors	Investing in our securities involves significant risks. See “Risk Factors,” beginning on page S-7 in this prospectus supplement as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 30,184,506 shares of common stock outstanding as of February 12, 2025 and excludes the following:

●	1,432,909 shares of common stock issuable upon exercise of warrants outstanding as of February 12, 2025 at a weighted average exercise price of $1.40 per share;

●	440,062 shares of common stock subject to restricted stock units outstanding as of February 12, 2025; and

●	337,133 shares of common stock reserved and available for future issuance under our 2024 Equity Incentive Plan as of February 12, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants, no shares of our common stock are issued pursuant to restricted stock units and no shares of common stock are issued pursuant to our 2024 Equity Incentive Plan or our Employee Stock Purchase Plan described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and in the documents incorporated by reference herein and therein. If any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein, actually occur, our business, prospects, financial condition or operating results could be harmed. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations and our liquidity. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein, including our financial statements and the related notes thereto and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

We may not satisfy the Nasdaq Capital Market’s requirements for continued listing of our common stock. If we cannot satisfy these requirements, the Nasdaq Capital Market could delist our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “WATT.” To continue to be listed on the Nasdaq Capital Market, we are required to satisfy a number of conditions. As previously disclosed and described elsewhere in this prospectus supplement, on December 4, 2024, we received notice from the Staff that we were not in compliance with the Stockholders’ Equity Requirement, and on August 29, 2024, we received a separate notice that we were not in compliance with the Bid Price Rule. While we were notified by the Staff on January 21, 2025 that we regained compliance with the Stockholders’ Equity Requirement, we may be subject to future delisting if we fail to evidence compliance with the Stockholders Equity Requirement in our quarterly report for the first quarter of 2025. We cannot assure you that we will be able to maintain compliance with the Stockholders’ Equity Requirement or that we will regain compliance with the Bid Price Rule, which are conditions for continued listing on the Nasdaq Capital Market, or that we will continue to satisfy these or other Nasdaq Capital Market listing requirements in the future. Our failure to maintain or regain compliance, as applicable, with any Nasdaq Listing Rule could result in delisting. If we are delisted from the Nasdaq Capital Market, trading in our shares of common stock may be conducted, if available, on the “OTC Bulletin Board Service” or, if available, via another market. In the event of such delisting, an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of the shares of our common stock, and our ability to raise future capital through the sale of the shares of our common stock or other securities convertible into or exercisable for our common stock could be severely limited. This could have a long-term impact on our ability to raise future capital through the sale of our common stock and adversely affect any investment in our common stock.

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

The common stock offered hereby will be sold in “at-the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If you purchase shares of common stock in this offering, you may suffer immediate and substantial dilution in the book value of your investment.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, at the assumed offering price of our common stock, which is substantially higher than the as adjusted net tangible book value per share of our common stock after giving effect to this offering, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share. Assuming that an aggregate of 173,047,804 shares of our common stock are sold at an assumed offering price of $0.4623 per share, the closing price of our common stock on the Nasdaq Capital Market on February 12, 2025 for aggregate net proceeds of approximately $77.45 million, after deducting sales commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $0.0037 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value per share after giving effect to this offering. See “Dilution” below.

The actual number of shares we will issue under the Sales Agreement and the gross proceeds resulting from those sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued by us under the Sales Agreement or the gross proceeds to be raised in connection with those sales.

The market price of our common stock may be adversely affected by the future issuance and sale of additional shares of our common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur.

As of February 12, 2025, there were 30,184,506 shares of our common stock outstanding. All of our issued and outstanding shares may be sold in the market, including any shares of common stock issued pursuant to the Sales Agreement, and will be freely tradeable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. We cannot predict the size of future issuances or sales of shares of our common stock, including those made pursuant to the Sales Agreement with the sales agent or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our common stock. The issuance and sale of substantial amounts of shares of our common stock, including issuances and sales pursuant to the Sales Agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our common stock. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares.

In addition, sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our common stock.

Future issuances of our common stock or instruments convertible or exercisable into our common stock may materially and adversely affect the price of our common stock and cause dilution to our existing stockholders.

Historically, we have raised capital by issuing common stock and warrants in public offerings because no other reasonable sources of capital were available. These public offerings of common stock and warrants have materially and adversely affected the prevailing market prices of our common stock and caused significant dilution to our stockholders. We have also historically raised capital or refinanced outstanding debt through the issuance of convertible notes.

We may need to raise capital through additional public offerings of common stock, preferred stock, warrants and convertible debt in the future. We may obtain additional funds through public or private debt or equity financings, subject to certain limitations in the agreements governing our indebtedness outstanding at such time. If we issue additional shares of common stock or instruments convertible into common stock, it may materially and adversely affect the price of our common stock. In addition, the exercise of some or all of our warrants may dilute the ownership interests of our stockholders, and any sales in the public market of any of our common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our common stock.

Our stock price may be volatile and your investment in our securities could suffer a decline in value.

The market price of shares of our common stock has experienced significant price and volume fluctuations. We cannot predict whether the price of our common stock will rise or fall. The market price of our common stock may be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	we may not be able to compete successfully against current and future competitors;

●	competitive pricing pressures;

●	additions or departures of key personnel;

●	additional sales of our common stock and other securities;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	continued access to working capital funds;

●	economic and other external factors; and

●	the threat of terrorism, geopolitical tensions, and general disruptions in the global economy.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares at a desired price.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder. If we raise capital through debt financing, it may involve agreements that include covenants further limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts. Any such event could have an adverse effect on and reduce the value of an investment in our common stock.

USE OF PROCEEDS

We may issue and sell shares of our common stock having maximum aggregate sales proceeds of up to $80,000,000 from time to time, before deducting sales agent commission and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general and administrative expenses and other general corporate purposes, research and product development efforts, potential acquisition of complementary technologies and companies, regulatory activities, business development and support functions.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you purchase securities in this offering, your ownership interest will be immediately diluted. Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock.

As of September 30, 2024, our historical net tangible book value was approximately $(0.3) million, or $(0.03) per share of our common stock, based upon 7,774,275 shares of our common stock outstanding as of September 30, 2024. Our pro forma net tangible book value was $15.7 million, or $0.5226 per share, after giving effect to the sale of 22,218,990 shares of our common stock for approximately $15.9 million in net proceeds under our at-the-market offering programs from October 1, 2024 through February 12, 2025.

After giving effect to the sale by us of 173,047,804 shares of common stock in this offering at an assumed public offering price of $0.4623 per share, which is the last reported sale price of our common stock on the Nasdaq Capital Market on February 12, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $93.1 million, or $0.4586 per share of our common stock. This represents an immediate decrease in pro forma net tangible book value of $0.0640 per share to our existing stockholders and an immediate dilution of $0.0037 per share to new investors in this offering.

The following table illustrates this per share dilution to new investors in this offering

Assumed public offering price per share		$0.4623
Historical net tangible book value per share as of September 30, 2024	$(0.0336)
Pro forma increase in net tangible book value per share attributable to sales of our common stock under our at-the-market offering programs from October 1, 2024 to February 12, 2025	0.5562
Pro forma net tangible book value per share	0.5226
Decrease in net tangible book value per share attributable to new investors	$(0.0640)
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.4586
Dilution per share to investors in this offering		$0.0037

The table above is based on 7,774,275 shares of common stock outstanding as of September 30, 2024 and excludes the following:

•	1,432,909 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2024 at a weighted average exercise price of $1.47 per share;
•	517,303 shares of common stock subject to restricted stock units outstanding as of September 30, 2024;
•	284,758 shares of common stock reserved and available for future issuance under our 2024 Equity Incentive Plan as of September 30, 2024; and
•	17,166 shares of common stock reserved and available for future issuance under our Employee Stock Purchase Plan as of September 30, 2024.

To the extent that any of these outstanding warrants are exercised, or we issue additional shares under equity incentive plans, employee stock purchase plans or restricted stock units, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF OUR COMMON STOCK

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share. As of February 12, 2025, there were 30,184,506 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our second amended and restated certificate of incorporation (our “certificate of incorporation”) and our amended and restated bylaws (our “bylaws”). This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents

Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

●	Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

●	Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

●	Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

●	Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our board of directors to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

●	Bylaw Amendment. Our certificate of incorporation provides our board of directors the ability to amend our bylaws without further vote or action by our stockholders.

●	Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

●	Exclusive Venue. Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter.

●	Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

●	Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WATT.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

Scope of this Summary

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder.

Accordingly, this summary is not intended to be, and should not be construed as, legal or tax advice with respect to any particular holder. Each holder should consult its own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary.

Authorities

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal tax considerations different from those summarized below.

U.S. Holders

As used in this summary, the term “U.S. Holder” means a beneficial owner of shares of our common stock acquired pursuant to this prospectus supplement that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “Non-U.S. holder” means a beneficial owner of shares of our common stock acquired pursuant to this prospectus supplement that is neither a U.S. Holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). A Non-U.S. Holder should review the discussion under the heading “Non-U.S. Holders” below for more information.

Holders Subject to Special U.S. Federal Income Tax Rules

This summary deals only with persons or entities who hold shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as: banks, insurance companies, and other financial institutions; dealers or traders in securities, commodities or foreign currencies; regulated investment companies; U.S. expatriates or former long-term residents of the U.S.; persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code; persons holding shares of our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding shares of our common stock as a result of a constructive sale; real estate investment trusts; U.S. Holders that have a “functional currency” other than the U.S. dollar; holders that acquired shares of our common stock in connection with the exercise of employee stock options or otherwise as consideration for services; or holders that are “controlled foreign corporations” or “passive foreign investment companies.” Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

If an entity classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such owner or entity. Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock.

Tax Consequences Not Addressed

This summary does not address the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, or non-U.S. tax consequences to holders of the acquisition, ownership and disposition of shares of our common stock. Each holder should consult its own tax advisors regarding the U.S. state and local, U.S. federal estate and gift, U.S. federal alternative minimum tax, and non-U.S. tax consequences of the acquisition, ownership and disposition of shares of our common stock.

U.S. Holders

Distributions on Shares of Our Common Stock

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future, such distributions made on shares of our common stock generally would be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurred. Dividends received by certain non-corporate U.S. Holders may be eligible for taxation at preferential rates provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the shares and thereafter as capital gain from the sale or exchange of such shares, which would be taxable according to rules discussed under the heading “Sale, Certain Redemptions or Other Taxable Dispositions of Shares of Our Common Stock,” below. Dividends received by a corporate holder may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Shares of Our Common Stock

Upon the sale, certain qualifying redemptions, or other taxable disposition of shares of our common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the shares of our common stock sold or otherwise disposed of. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the shares of our common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) may be eligible for taxation at preferential rates. Deductions for capital losses are subject to limitations under the Code.

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from the disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of shares of our common stock.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of our common stock and to the proceeds of a sale of shares of our common stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Distributions on Shares of Our Common Stock

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. If we were to pay cash dividends in the future on our common stock, such distributions would be subject to U.S. federal income tax in the manner described below.

Cash distributions on shares of our common stock generally would constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles as of the end of our taxable year in which the distribution occurred. Distributions in excess of current and accumulated earnings and profits would be applied against and reduce a Non-U.S. Holder’s tax basis in shares of our common stock, to the extent thereof, and any excess would be treated as capital gain realized on the sale or other disposition of the shares and subject to tax in the manner described under the heading “Sale or Other Taxable Disposition of Shares of Our Common Stock,” below.

Any dividends paid to a Non-U.S. Holder with respect to shares of our common stock that constitute dividends under the rules described above generally would be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the U.S. , would not be subject to this withholding tax, but instead would be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates, subject to an applicable treaty that provides otherwise. A Non-U.S. Holder generally must deliver an IRS Form W-8ECI certifying under penalties of perjury that such dividends are effectively connected with a U.S. trade or business of the holder in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of shares of our common stock who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) with respect to dividends received generally must (i) complete an IRS Form W-8BEN or W-8BEN-E (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

The certification requirements described above must be satisfied prior to the payment of dividends and may be required to be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Taxable Disposition of Shares of Our Common Stock

In general, a Non-U.S. Holder of shares of our common stock will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of such shares of our common stock, unless: (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the U.S. and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder (in which case, the special rules described below apply), (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the U.S. for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the U.S., or (iii) subject to certain exceptions, we are or have been a “U.S. real property holding corporation,” as such term is defined in Section 897(c) of the Code, during the shorter of the five-year period ending on the date of disposition or the holder’s holding period of our shares of our common stock.

We believe we currently are not, and do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Any gain described in (i) above will be subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. If the Non-U.S. Holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder on the shares of our common stock and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or information sharing agreement. In addition, dividends paid to a Non-U.S. Holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the holder is a U.S. person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Legislation commonly referred to as the Foreign Account Tax Compliance Act and associated guidance, or FATCA, generally will impose a 30% U.S. federal withholding tax on any “withholdable payment” (as defined below) paid to (i) a “foreign financial institution” (as specifically defined in the legislation), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its U.S. “account” holders (as specifically defined in the legislation) and meets certain other specified requirements, or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each such substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Under final regulations and other current guidance, “withholdable payments” generally include dividends on shares of our common stock, and (subject to the proposed Treasury regulations discussed below) the gross proceeds of a disposition of shares of our common stock. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued, but such Treasury regulations are subject to change. Investors are urged to consult their own tax advisors regarding the possible application of these rules to their investment in shares of our common stock.

PLAN OF DISTRIBUTION

We entered into the Sales Agreement with Wainwright, pursuant to which such agreement and this prospectus supplement and the accompanying prospectus, we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $80,000,000 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the Sales Agreement upon proper notice to the other party and pursuant to the terms of the Sales Agreement.

Settlement for sales of common stock will occur on the first business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission equal to 3.0% of the gross sales price per share of common stock issued by us and sold by Wainwright under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we have agreed to pay Wainwright a fee not to exceed $50,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the Sales Agreement. Additionally, pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Wainwright $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the Sales Agreement, will be approximately $150,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us with respect to sales under the Sales Agreement during the relevant quarter.

In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to this prospectus supplement will terminate upon the earlier of (a) the sale of the Shares pursuant to this prospectus supplement and the accompanying prospectus having and aggregate sales price of $80,000,000, or (b) termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

From time to time, Wainwright and its affiliates may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed with the SEC on a Current Report on Form 8-K on June 21, 2024. This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement electronically.

This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon by Perkins Coie LLP. Haynes and Boone, LLP, New York, New York, is acting as counsel for Wainwright in connection with this offering.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement and the accompanying prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us, which you may access free of charge. You may also access our reports and proxy statements free of charge at our website, www.energous.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus. The prospectus supplement and the accompanying prospectus included in this filing are part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement and accompanying prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 12, 2024 and November 13, 2024, respectively;

●

our Current Reports on Forms 8-K filed with the SEC on January 16, 2024, February 20, 2024, March 26, 2024, April 16, 2024, April 26, 2024, June 14, 2024, June 21, 2024, August 30, 2024, October 3, 2024, October 17, 2024, November 8, 2024, December 6, 2024, December 31, 2024, January 6, 2025, and January 23, 2025;

●	the portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC, filed with the SEC on April 26, 2024; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 26, 2014 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description (including Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 28, 2024).

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporate). Written or oral requests for copies should be directed to Energous Corporation, Attn: Secretary, 3590 North First Street, Suite 210, San Jose, CA 95134, and our telephone number is (408) 963-0200. See the section of this prospectus supplement entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and accompanying prospectus.

PROSPECTUS

$80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell the securities described in this prospectus from time to time in one or more offerings. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “WATT.” On December 12, 2024, the last reported sales price of our common stock on the Nasdaq Capital Market was $0.311 per share.

As of December 12, 2024, the aggregate market value of our outstanding common stock held by non-affiliates (“public float”) was approximately $6.2 million based on 10,126,629 shares of outstanding common stock held by non-affiliates as of such date, at a price of $0.615 per share on October 29, 2024, which was the highest closing sale price of our common stock on the Nasdaq Capital Market within 60 days of the filing date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have sold $2.06 million of securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Energous” refer to Energous Corporation, a Delaware corporation. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this report regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding proposed business strategy; market opportunities; regulatory approval; expectations for current and potential business relationships; and expectations for revenues, liquidity cash flows and financial performance, the anticipated results of our research and development efforts, the timing for receipt of required regulatory approvals and product launches; and the impact of geopolitical, macroeconomic, health and other world events. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements relate to the future and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally outside of our control, so actual results and financial condition may differ materially from those indicated in the forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology; timing of customer implementations of our technology in consumer products; timing and receipt of regulatory approvals in the United States and internationally; our ability to find and maintain development partners; market acceptance of our technology; competition in our industry; our ability to protect our intellectual property; competition; and other risks and uncertainties described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, or in other periodic and current reports we file with the SEC, as well as those discussed in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY

We have developed scalable, over-the-air wireless power networks (“WPN”) technology, consisting of semiconductor chipsets, software controls, hardware designs and antennas, that enable radio frequency (“RF”) based charging for Internet of Things (“IoT”) devices. The WPN technology has a broad spectrum of capabilities to enable the next generation of wireless power networks, delivering power and data in a seamless device portfolio, enabling unprecedented levels of visibility, control, and intelligent business automation. This includes near field and at-a-distance wireless charging with multiple power levels at various distances. Our wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management – from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more.

We believe our technology is innovative in its approach, in that we are developing solutions that charge IoT devices using RF technology. To date, we have developed and released to production multiple transmitters and receivers, including prototypes and partner production designs. The transmitters vary based on form, factor and power specifications and frequencies, while the receivers are designed to support a myriad of wireless charging applications, including:

Device Type	Application
RF Tags	Cold Chain, Asset Tracking, Medical IoT
IoT Sensors	Cold Chain, Logistics, Asset Tracking
Electronic Shelf Labels	Retail and Industrial IoT

The first WPN end product featuring our technology entered the market in 2019. We started shipping our first at-a-distance wireless PowerBridges for commercial IoT applications and proofs of concept in the fourth quarter of 2021, and we expect additional wireless power enabled products to be released as we move our business forward.

We were incorporated in Delaware on October 30, 2012 under the name DvineWave Inc. Our principal executive offices are located at 3590 North First Street, Suite 210, San Jose, California 95134, and our telephone number is (408) 963-0200. We maintain an Internet website at www.energous.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general and administrative expenses and other general corporate purposes, research and product development efforts, potential acquisition of complementary technologies and companies, regulatory activities, business development and support functions. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”), our amended and restated bylaws (“bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”). This summary is not complete. You should read our certificate of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share. As of December 12, 2024, there were 10,138,760 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Our Charter Documents

Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

•	Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

•	Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

•	Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

•	Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our board of directors to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

•	Bylaw Amendment. Our certificate of incorporation provides our board of directors the ability to amend our bylaws without further vote or action by our stockholders.

•	Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

•	Exclusive Venue. Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter.

•	Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

•	Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “WATT.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

•	the title of the series of the offered debt securities;
•	the price or prices at which the offered debt securities will be issued;
•	any limit on the aggregate principal amount of the offered debt securities;
•	the date or dates on which the principal of the offered debt securities will be payable;
•	the rate or rates (which may be fixed or variable) per year at which the offered debt securities will bear interest, if any, or the method of determining the rate or rates and the date or dates from which interest, if any, will accrue;
•	if the amount of principal, premium or interest with respect to the offered debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which these amounts will be determined;
•	the date or dates on which interest, if any, on the offered debt securities will be payable and the regular record dates for the payment thereof;
•	the place or places, if any, in addition to or instead of the corporate trust office of the trustee, where the principal, premium and interest with respect to the offered debt securities will be payable;
•	the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, pursuant to optional redemption provisions;
•	the terms on which we would be required to redeem or purchase the offered debt securities pursuant to any sinking fund or similar provision, and the period or periods within which, the price or prices at which and the terms and conditions on which the offered debt securities will be so redeemed and purchased in whole or in part;
•	the denominations in which the offered debt securities will be issued;
•	the form of the offered debt securities and whether the offered debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;
•	the portion of the principal amount of the offered debt securities that is payable on the declaration of acceleration of the maturity, if other than their principal amount;
•	if other than U.S. dollars, the currency or currencies in which the offered debt securities will be denominated and payable, and the holders’ rights, if any, to elect payment in a foreign currency or a foreign currency unit other than that in which the offered debt securities are otherwise payable;
•	whether the offered debt securities will be issued with guarantees and, if so, the terms of any guarantee of the payment of principal and interest with respect to the offered debt securities;
•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;
•	whether the offered debt securities will be convertible or exchangeable into other securities, and if so, the terms and conditions upon which the offered debt securities will be convertible or exchangeable;
•	whether the offered debt securities will be senior or subordinated debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the offered debt securities; and
•	any other specific terms of the offered debt securities.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	whether the warrants are to be sold separately or with other securities as parts of units;
•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	a discussion of certain material U.S. federal income tax consequences applicable to the warrants;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;
•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•	directly to one or more purchasers;
•	through agents;
•	through dealers;
•	through underwriters;
•	through a combination of any of the above methods of sale; or
•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.energous.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement, as well as filings made under such sections after the date of the initial registration statement and prior to effectiveness of the registration statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 14, 2024, August 12, 2024 and November 13, 2024, respectively;

•	our Current Reports on Forms 8-K filed with the SEC on January 16, 2024, February 20, 2024, March 26, 2024, April 16, 2024, April 26, 2024, June 14, 2024, June 21, 2024, August 30, 2024, October 3, 2024, October 17, 2024, November 8, 2024, and December 6, 2024; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 26, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.3 to the our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024).

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Energous Corporation, Attention: Corporate Secretary, 3590 North First Street, Suite 210, San Jose, California 95134, (408) 963-0200. See the section of this prospectus entitled “Where You Can Find Additional Information” for information concerning how to read and obtain copies of materials that we file with the SEC.

Energous Corporation

Up to $80,000,000 of

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 13, 2025